Company No. 2530163

                        THE COMPANIES ACTS 1985 AND 1989

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                        PUBLIC COMPANY LIMITED BY SHARES

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                            MEMORANDUM OF ASSOCIATION

                                       OF

                             BARCLAYCARD FUNDING PLC

                           Incorporated 13 August 1990

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                        THE COMPANIES ACTS 1985 AND 1989

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                        PUBLIC COMPANY LIMITED BY SHARES

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                            MEMORANDUM OF ASSOCIATION

                                       of

                            BARCLAYCARD FUNDING PLC1

1.     The Company's name is "BARCLAYCARD FUNDING PLC".

2. The Company is to be a public company.

3. The Company's registered office is to be situated in England and Wales.

4. The Company's objects are:

(A) (i) To carry on business as manufacturers, builders and suppliers of and dealers in goods of all kinds, and as mechanical, general, electrical, marine, radio, electronic, aeronautical, chemical, petroleum, gas civil and constructional engineers, and manufacturers, importers and exporters of, dealers in machinery, plant and equipment of all descriptions and component parts thereof, forgings, castings, tools, implements, apparatus and all other articles and things.

       (ii) To act as an investment holding company and to co-ordinate the business of any companies in which the Company is for the time being interested, and to acquire (whether by original subscription, tender, purchase exchange or otherwise) the whole of or any part of the stock, shares, debentures, debenture stocks, bonds and other securities issued or guaranteed by a body corporate constituted or carrying on business in any part of the world or by any government, sovereign ruler, commissioners, public body or authority and to hold the same as investments, and to sell, exchange, carry and dispose of the same.

         (iii) To carry on the businesses in any part of the world as importers, exporters, buyers, sellers, distributors and dealers and to win, process and work produce of all kinds.

(B) To carry on the following businesses, namely, contractors, garage proprietors, filling station proprietors, owners and charterers of road vehicles, aircraft and ships and boats of every description, lightermen and carriers of goods and passengers by road, rail, water or air, forwarding, transport and commission agents, customs agents, stevedores, wharfingers, cargo superintendents, packers, warehouse storekeepers, cold store keepers, hotel proprietors, caterers, publicans, consultants, advisers, financiers, bankers, advertising agents, insurance brokers, travel agents, ticket agents and agency business of all kinds and generally to provide entertainment for and render services of all kinds to others and to carry on any other trade or business which can in the opinion of the directors be advantageously carried on by the Company in connection with or ancillary to any of the businesses of the Company.

(C) To buy, sell, manufacture, repair, alter, improve, manipulate, prepare for market, let on hire, and generally deal in all kinds of plant, machinery, apparatus, tools, utensils, materials, produce, substances, articles and things for the purpose of any of the businesses specified in clause 4, or which may be required by persons having, or about to have, dealings with the Company.

(D) To build, construct, maintain, alter, enlarge, pull down, remove and replace any buildings, shops, factories, offices, works, machinery and engines, and to work, manage and control these things.

(E) To enter into contracts, agreements and arrangements with any person for the carrying out by that person on behalf of the Company of any object for which the Company is formed.

1 Incorporated with limited liability on 13 August 1990 as Barshelfco (No. 28) Limited. By special resolutions passed on 8 October 1999, a new Memorandum of Association was adopted, and it was resolved to reregister the Company as a public limited company and to change the Company name to "BARCLAYCARD FUNDING PLC".

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(F)    To acquire, undertake and carry on the whole or any part of the business, property and liabilities of any person carrying on any business which may in the opinion of the directors be capable of being conveniently carried on, or calculated directly or indirectly to enhance the value of or make profitable any of the Company's property or rights, or any property suitable for the purposes of the Company.

(G) To enter into any arrangement with a government or authority, whether national, international, supreme, municipal, local or otherwise, that may in the opinion of the directors be conducive to any object of the Company, and to obtain from that government or authority any right, privilege or concession which in the opinion of the directors is desirable, and to carry out, exercise and comply with that arrangement, right, privilege or concession.

(H) To apply for, purchase and by other means acquire, protect, prolong and renew any patent, patent right, brevet d'invention, licence, secret process, invention, trade mark, service mark, copyright, registered design, protection, concession and right of the same or similar effect or nature, and to use, turn to account, manufacture under and grant licences and privileges in respect of those things, and to spend money in experimenting with, testing, researching, improving and seeking to improve any of those things.

(I) To acquire an interest in, amalgamate with and enter into partnership or any arrangement for the sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person, or with any employees of the Company. To lend money to, guarantee the contracts of, and otherwise assist that person or those employees, and to take and otherwise acquire an interest in that person's shares or other securities and to sell, hold, re-issue, with or without guarantee, and otherwise deal with those shares or other securities.

(J) To lend money to, subsidise and assist any person, to act as agents for the collection, receipt and payment of money and generally to act as agents and brokers for and perform services for any person, and to undertake and perform sub-contracts.

(K) To enter into any guarantee or contract of indemnity or suretyship, and to provide security, including, without limitation, the guarantee and provision of security for the performance of the obligations of and the payment of any money (including, without limitation, capital, principal, premiums, dividends, interest, commissions, charges, discount and any related costs or expenses whether on shares or other securities) by any person including, without limitation, any body corporate which is for the time being the Company's holding company, the Company's subsidiary, a subsidiary of the Company's holding company or any person which is for the time being a member or otherwise has an interest in the Company or is associated with the Company in any business or venture, with or without the Company receiving any consideration or advantage (whether direct or indirect), and whether by personal covenant or mortgage, charge or lien over all or part of the Company's undertaking, property, assets or uncalled capital (present and future) or by other means. For the purposes of paragraph (K) "guarantee" includes any obligation, however described, to pay, satisfy, provide funds for the payment or satisfaction of (including, without limitation, by advance of money, purchase of or subscription for shares or other securities and purchase of assets or services), indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person.

(L) To promote, finance and assist any person for the purpose of acquiring all or any of the property, rights and undertaking or assuming the liabilities of the Company, and for any other purpose which may in the opinion of the directors directly or indirectly benefit the Company, and in that connection to place, guarantee the placing of, underwrite, subscribe for, and otherwise acquire all or any part of the shares or other securities of a body corporate.

(M) To pay out of the funds of the Company all or any expenses which the Company may lawfully pay of or incidental to the formation, registration, promotion and advertising of and raising money for the Company and the issue of its shares or other securities, including, without limitation, those incurred in connection with the advertising and offering of its shares or other securities for sale or subscription, brokerage and commissions for obtaining applications for and taking, placing, underwriting or procuring the underwriting of its shares or other securities.

(N) To remunerate any person for services rendered or to be rendered to the Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

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(O)    To purchase, take on lease, exchange, hire and otherwise acquire any real or personal property and any right or privilege over or in respect of it.

(P)    To receive money on deposit on any terms the directors think fit.

(Q) To invest and deal with the Company's money and funds in any way the directors think fit.

(R)    To lend money and give credit with or without security.

(S) To borrow, raise and secure the payment of money in any way the directors think fit, including, without limitation, by the issue of debentures and other securities, perpetual or otherwise, charged on all or any of the Company's property (present and future) or its uncalled capital, and to purchase, redeem and pay off those securities.

(T) To remunerate any person for services rendered or to be rendered in placing, assisting and guaranteeing the placing and procuring the underwriting of any share or other security of the Company or of any person in which the Company may be interested or proposes to be interested, or in connection with the conduct of the business of the Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

(U) To acquire, hold, dispose of, subscribe for, issue, underwrite, place, manage assets belonging to others which include, advise on, enter into contracts or transactions in relation to or involving and in any other way deal with or arrange dealings with or perform any service or function in relation to (as applicable): shares, stocks, debentures, loans, bonds, certificates of deposit and other instruments creating or acknowledging indebtedness, government, public or other securities, warrants, certificates representing securities or other obligations, units in collective investment schemes, options, futures, spot or forward contracts, contracts for differences or other investments or obligations, currencies, interest rates, precious metals or other commodities, any index (whether related in any way to any of the foregoing or otherwise), any right to, any right conferred by or any interest or any obligation in relation to any of the foregoing and any financial instrument or product deriving from or in any other way relating to any of the foregoing or of any nature whatsoever, and any transaction which may seem to be convenient for hedging the risks associated with any of the foregoing.

(V) To co-ordinate, finance and manage the business and operation of any person in which the Company has an interest.

(W) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(X) To sell, lease, exchange, let on hire and dispose of any real or personal property and the whole or part of the undertaking of the Company, for such consideration as the directors think fit, including, without limitation, for shares, debentures or other securities, whether fully or partly paid up, of any person, whether or not having objects (altogether or in part) similar to those of the Company. To hold any shares, debentures and other securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of, grant options over, turn to account and otherwise deal with all or any part of the property and rights of the Company.

(Y)    To adopt any  means of  publicising  and  making  known  the  businesses, services and products of the Company as the directors think fit, including, without limitation, advertisement, publication and distribution of notices, circulars, books and periodicals, purchase and exhibition of works of art and interest and granting and making of prizes, rewards and donations.

(Z) To support, subscribe to and contribute to any charitable or public object and any institution, society and club which may be for the benefit of the Company or persons who are or were directors, officers or employees of the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company, or which may be connected with any town or place where the Company carries on business. To subsidise and assist any association of employers or employees and any trade association. To grant pensions, gratuities, annuities and charitable aid and to provide advantages, facilities and services to any person (including any director or former director) who may have been employed by or provided services to the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company and to the spouses, children, dependants and relatives of those persons and to make advance provision for the payment of those pensions, gratuities

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       and  annuities  by  establishing  or  acceding  to any  trust,  scheme or arrangement (whether or not capable of approval by the Commissioners of Inland Revenue under any relevant legislation) the directors think fit, to appoint trustees and to act as trustee of any trust, scheme or arrangement, and to make payments towards insurance for the benefit of those persons and their spouses, children, dependants and relatives.

(AA)   To  establish  and  contribute   to  any  scheme  for  the   purchase  or
       subscription by trustees of shares or other securities of the Company to be held for the benefit of the employees of the Company, any subsidiary of the Company or any person allied to or associated with the Company, to lend money to those employees or to trustees on their behalf to enable them to purchase or subscribe for shares or other securities of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with employees.

(BB) To apply for, promote and obtain any Act of Parliament and any order or licence of any government department or authority (including, without limitation, the Department of Trade and Industry) to enable the Company to carry any of its objects into effect, to effect any modification of the Company's constitution and for any other purpose which the directors think fit, and to oppose any proceeding or application which may in the opinion of the directors directly or indirectly prejudice the Company's interests.

(CC) To establish, grant and take up agencies, and to do all other things the directors may deem conducive to the carrying on of the Company's business as principal or agent, and to remunerate any person in connection with the establishment or granting of an agency on the terms and conditions the directors think fit.

(DD) To distribute among the shareholders in specie any of the Company's property and any proceeds of sale or disposal of any of the Company's property and for that purpose to distinguish and separate capital from profits, but no distribution amounting to a reduction of capital may be made without any sanction required by law.

(EE) To purchase and maintain insurance for the benefit of any person who is or was an officer or employee of the Company, a subsidiary of the Company or a company in which the Company has or had an interest (whether direct or indirect) or who is or was trustee of any retirement benefits scheme or any other trust in which any officer or employee or former officer or employee is or has been interested, indemnifying that person against liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against.

(FF) To amalgamate with any other person and to procure the Company to be registered or recognised in any part of the world.

(GG) Subject to the Act, to give (whether directly or indirectly) any kind of financial assistance (as defined in section 152(1)(a) of the Act) for any purpose specified in section 151(1) or section 151(2) of the Act.

(HH)   To do all or any of the things provided in any paragraph of clause 4:

       (i)   in any part of the world;

       (ii) as principal, agent, contractor, trustee or otherwise;

       (iii) by or through trustees, agents, subcontractors or otherwise; and

       (iv) alone or with another person or persons.

(II) To do all things that are in the opinion of the directors incidental or conducive to the attainment of all or any of the Company's objects, or the exercise of all or any of its powers.

(JJ) The objects specified in each paragraph of clause 4 shall, except where otherwise provided in that paragraph, be regarded as independent objects, and are not limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company. None of the paragraphs of clause 4 or the objects or powers specified or conferred in or by them is deemed subsidiary or ancillary to the objects or powers mentioned in any other paragraph. The Company has as full a power to exercise all or any of the objects and powers provided in each paragraph as if each paragraph contained the objects of a separate company.


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(KK) In clause 4, a reference to:

       (i) a "person" includes a reference to a body corporate, association or partnership whether domiciled in the United Kingdom or elsewhere and whether incorporated or unincorporated;

       (ii) the "Act" is, unless the context otherwise requires, a reference to the Companies Act 1985, as modified or re-enacted or both from time to time; and

       (iii) a  "subsidiary"  or  "holding   company"  is  to  be  construed  in
             accordance with section 736 of the Act.

5. The liability of the members is limited.

6. The Company's share capital is L50,000 divided into 50,000 ordinary shares of L1 each2.

2 By special resolutions passed on 8 October 1999, new Articles of Association were adopted and the Company's share capital was divided into 37,500 A Ordinary Shares of L1 each and 12,500 B Ordinary Shares of L1 each.

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                               Company No. 2530163

                        THE COMPANIES ACTS 1985 AND 1989

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                        PUBLIC COMPANY LIMITED BY SHARES

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                             ARTICLES OF ASSOCIATION

                                       OF

                             BARCLAYCARD FUNDING PLC

                           Incorporated 13 August 1990

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                        THE COMPANIES ACTS 1985 AND 1989

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                        PUBLIC COMPANY LIMITED BY SHARES

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                             ARTICLES OF ASSOCIATION

                                       of

                            BARCLAYCARD FUNDING PLC1

                                   PRELIMINARY

1. (A) The regulations contained in Table A in the Schedule to the Companies (Table A to F) Regulations 1985 (as amended) ("Table A") apply to the Company except to the extent that they are excluded or modified by these articles.

       (B) The regulations of Table A numbered 2, 3, 4, 24, 32, 33, 34, 37, 38, 39, 40, 42, 43, 46, 48, 51, 52, 54, 60, 61, 64, 73, 74, 75, 76, 77, 78,
       79, 80,  81,  84,  90, 94, 95, 96, 97, 98, 115 and 118 do not apply.  The regulations  of Table A numbered  46, 47, 50, 53, 56, 57, 59, 62, 65, 66,
       67, 68, 72, 84, 88, 89, 110, 112 and 116 are  modified.  Subject to these exclusions and modifications, and in addition to the remaining regulations of Table A, the following are the articles of association of the Company.

       (C) Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose, and where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

                                  SHARE CAPITAL

2.     (A) The Company's authorised share capital is L50,000 divided into 37,500
           A ordinary shares (" "A" Shares") of L1 each and 12,500 B ordinary shares (""B" Shares") of L1 each.

       (B) The "A" Shares and the "B" Shares for the time being in issue shall constitute separate classes of shares respectively for the purposes of these articles and the Act.

1 By special resolutions passed on 8 October 1999, new Articles of Association were adopted and the Company's share capital was divided into 37,500 A Ordinary Shares of L1 each and 12,500 B Ordinary Shares of L1 each.

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       (C)   The  rights  and  restrictions  attaching  to the "A" Shares are as follows:

             (i)    Income

                    (a) The holders of the "A" Shares shall be entitled to in aggregate 49 per cent. of any dividend from time to time declared or paid by the Company (rounded down to the nearest unit of currency in which the dividend is being declared or paid) (the ""A" Portion"). The "A" Portion shall be divided amongst the A holders pro rata to their holdings of "A" Shares. Any part of an "A" shareholder's pro rata entitlement to the A Portion which is a fraction of the lowest unit of currency in which the dividend is paid shall accumulate to the "A" shareholder who has been a member of the Company longest.

                    (b) The "A" Shares do not confer a further right to participate in the Company's profits.

             (ii)   Capital

                    (a) On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares) the Company's assets available for distribution among the members shall be applied in repaying to the holders of the "A" Shares together 49 per cent. of the assets available for distribution;

                    (b) The "A" Shares do not confer a further right to participate in the Company's assets available for distribution among the members.

             (iii)  Voting

                    Each "A" Share shall carry the right for the holder to attend and vote at general meetings and, on a poll, each "A" Share shall carry such number of votes as shall (on the basis that each "A" Share shall carry the same number of votes as each other "A" Share) provide the holders of all of the "A" Shares then in issue with 51 per cent. of the total votes then capable of exercise at general meetings. For this purpose a holder of an "A" Share may be entitled to exercise a fraction of one vote, and may vote in respect of such fractional entitlement which shall be counted accordingly.

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       (D)   The  rights  and  restrictions  attaching  to the "B" Shares are as follows:

             (i)    Income

                    The holders of the "B" Shares shall be entitled to be paid in aggregate 51 per cent. of the dividend from time to time declared or paid by the Company (rounded up to the nearest unit of currency in which the dividend is being declared or paid) (the "B Portion"). The B Portion shall be divided amongst the holders of the "B" Shares pro rata to their holding of "B" Shares. Any part of a "B" shareholder's pro rata entitlement to the B Portion which is a fraction of the lowest unit of currency in which the dividend is paid shall accumulate to the "B" shareholder who has been a member of the Company longest.

             (ii)   Capital

                    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares) the Company's assets available for distribution among the members shall be applied in repaying to the holders of the "B" Shares together 51 per cent. of the assets available for distribution;

             (ii)   Voting

                    Each "B" Share shall carry the right for the holder to attend and vote at general meetings and, on a poll, each "B" Share shall carry such number of votes as shall (on the basis that each "B" Share shall carry the same number of votes as each other "B" Share) provide the holders of all of the "B" Shares then in issue with 49 per cent. of the total votes then capable of exercise at general meetings. For this purpose a holder of a "B" Share may be entitled to exercise a fraction of one vote, and may vote in respect of such fractional entitlement which shall be counted accordngly.

3. (A) Subject to the provisions of the Act, the directors have general and unconditional authority to allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital) to such persons, at such times and on such terms and conditions as the directors may decide but no share may be issued at a discount.

       (B)   The directors have general and unconditional authority, pursuant to section 80 of the Act, to exercise all powers of the Company to allot relevant securities for a period expiring on the fifth

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             anniversary  of the date of  incorporation  of the  Company  unless previously renewed, varied or revoked by the Company in general meeting.

       (C) The maximum amount of relevant securities which may be allotted pursuant to the authority conferred by paragraph (B) is the amount of the authorised but as yet unissued share capital of the Company at the date of incorporation of the Company.

       (D) By the authority conferred by paragraph (B), the directors may before the authority expires make an offer or agreement which would or might require relevant securities of the Company to be allotted after it expires and may allot relevant securities in pursuance of that offer or agreement.

4. The pre-emption provisions of section 89(1) of the Act and the provisions of sub-sections (1) to (6) inclusive of section 90 of the Act do not apply to any allotment of the Company's equity securities.

                                    TRANSFERS

5. The directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share to any person, whether or not it is a fully-paid share or a share on which the Company has a lien.

                                GENERAL MEETINGS

6. The directors or any "A" shareholder may call a general meeting.

                           NOTICE OF GENERAL MEETINGS

7. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or an elective resolution must be called by at least 21 clear days' notice. All other extraordinary general meetings must be called by at least 14 clear days' notice but a general meeting may be called by shorter notice if it is so agreed:

       (a) in the case of an annual general meeting or a meeting called for the passing of an elective resolution, by all the members entitled to attend and vote at that meeting; and

       (b) in the case of any other meeting, by a majority in number of the members having a right to attend and vote, being (i) a majority together holding not less than such percentage in nominal value of the shares giving that right as has been determined by elective resolution of the members in accordance with the Act, or (ii) if no such elective resolution is in force, a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

       The notice must specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, must specify that the meeting is an annual general meeting.

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       Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice must be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

                         PROCEEDINGS AT GENERAL MEETINGS

8.     The quorum at any general  meeting or adjourned  general meeting shall be
       one  holder  of  an  "A"  Share,   present   in  person,   by   corporate
       representative, or by proxy.

9. A holder of an "A" Share present in person, by corporate representative, or by proxy shall nominate the chairman of the meeting, who shall be a person present and willing to act.

10. A corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of members of the Company. The person so authorised is entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member. Unless the directors otherwise decide, a copy of such authority approved by the directors shall be left at or sent by post or facsimile transmission to the office or such other place within the United Kingdom as the directors may determine before such representative is entitled to exercise any power on behalf of the corporation which he represents;

11. A resolution put to the vote of a meeting shall only be decided by a poll, which shall be taken forthwith and without further notice. No resolution shall be put to a meeting on a show of hands.

12. Regulation 53 of Table A is modified by the addition at the end of the following sentence: "If a resolution in writing is described as a special resolution or as an extraordinary resolution, it has effect accordingly.".

13. Regulation 47 of Table A is modified by the deletion of the words "Unless a poll is duly demanded".

14. Regulation 50 of Table A is modified by the deletion of the words "whether on a show of hands".

                                VOTES OF MEMBERS

15. Regulation 56 of Table A is modified by the deletion of the words "whether on a show of hands or" after "...in matters concerning mental disorder may vote".

16. Regulation 57 of Table A is modified by the inclusion after the word "shall" of the phrase ", unless the directors otherwise determine,".

17. Regulation 59 of Table A is modified by the addition at the end of the following sentence: "Deposit of an instrument of proxy does not preclude a member from attending and voting at the meeting or at any adjournment of it.".

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

18. An instrument appointing a proxy must be in writing in any usual form or in any other form which the directors may approve and must be executed by or on behalf of the appointor.

19. Regulation 62 of Table A is modified by the deletion in paragraph (a) of the words "deposited at" and by the substitution for them of the words "left at or sent by post or by facsimile transmission to", by the substitution in paragraph (a) of the words "at any time" in place of "not less than 48 hours". Paragraphs (b) and (c) of Regulation 62 are deleted.

                                    DIRECTORS

20. Unless and until otherwise decided by the Company by ordinary resolution the number of directors must not be less than two.

                               ALTERNATE DIRECTORS

21. A director may appoint any person willing to act, whether or not he is a director of the Company, to be an alternate director. That person need not be approved by resolution of the directors, and regulation 65 is modified accordingly.

22. An alternate director who is absent from the United Kingdom is entitled to receive notice of all meetings of directors and meetings of committees of directors and regulation 66 of Table A is modified accordingly.

23. Regulation 68 of Table A is modified by the addition at the end of the following sentence: "Any such notice may be left at or sent by post or facsimile transmission to the office or another place designated for the purpose by the directors.".

                         DELEGATION OF DIRECTORS' POWERS

24. Regulation 72 is modified by the addition at the end of the regulation of the following sentence: "Where a provision of the articles refers to the exercise of a power, authority or discretion by the directors and that power, authority or discretion has been delegated by the directors to a committee, the provision must be construed as permitting the exercise of the power, authority or discretion by the committee.".

                      APPOINTMENT AND REMOVAL OF DIRECTORS

25. The holders for the time being of a majority of the "A" Shares may from time to time appoint up to two persons to be directors and these directors and any alternate shall be called "A" Directors. The holders for the time being of a majority of the "B" Shares may from time to time appoint one person to be a director and this director and any alternate shall be called a "B" Director.

26. Each "A" Director and "B" Director may at any time be removed from office from the holders of a majority of the "A" Shares or "B" Shares (as the case may be).

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

27. A director appointed by a class of members pursuant to this article shall cease to be a director from the date on which the members of the class at the time of his appointment cease to be members.

28. Any appointment or removal of a director shall be made by notice in writing served on the Company and signed by the persons appointing or removing the director. In the case of a corporation the notice may be signed on its behalf by a director or the secretary of the corporation or by its duly appointed attorney or duly authorised representative.

29. The directors are not subject to retirement by rotation. Regulations 73, 74, 75, 76 and 77 of Table A do not apply, and reference in regulations 67 and 84 to retirement by rotation must be disregarded.

30. A person appointed by the Company to fill a vacancy or as an additional director is not required to retire from office at the annual general meeting next following his appointment and the last two sentences of regulation 79 of Table A are deleted.

31. No person is incapable of being appointed a director by reason of his having reached the age of 70 or another age. No special notice is required in connection with the appointment or the approval of the appointment of such person. No director is required to vacate his office at any time because he has reached the age of 70 or another age and section 293 of the Act does not apply to the Company.

                   DISQUALIFICATION AND REMOVAL OF DIRECTORS

32. The office of a director is vacated if:

       (a) he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or

       (b) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

       (c) he becomes, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; or

       (d)   he resigns his office by notice to the Company; or

       (e) he is for more than six consecutive months absent without permission of the directors from meetings of directors held during that period and his alternate director (if any) has not during that period attended any such meetings instead of him, and the directors resolve that his office be vacated; or

       (f)   he is removed from office.

                            REMUNERATION OF DIRECTORS

33. A director who, at the request of the directors, goes or resides abroad, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of

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

       salary, percentage of profits or otherwise) and expenses as the directors may decide.

                            PROCEEDINGS OF DIRECTORS

34. Regulation 88 of Table A is modified by the exclusion of the third sentence and the substitution for it of the following sentences: "Every director must receive notice of a meeting, whether or not he is absent from the United Kingdom. A director may waive the requirement that notice be given to him of a board meeting, either prospectively or retrospectively.".

35. A quorum for the transaction of business of the directors shall be two, at least one of whom shall be an "A" Director. Regulation 89 of Table A shall be modified accordingly.

36. A director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of conference telephone or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Act, all business transacted in this way by the directors or a committee of directors is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the directors or of a committee of directors although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

37. Regulation 91 of Table A is modified by the deletion in the first sentence of "one of their number" and by the substitution for them of the words "one of the "A" Directors (or his alternate)", and by the deletion in the last sentence of "one of their number" and by the substitution for them of the words "one of the "A" Directors (or his alternate)".

38. Without prejudice to the obligation of any director to disclose his interest in accordance with section 317 of the Act, a director may vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in respect of which he has, directly or indirectly, an interest or duty. The director must be counted in the quorum present at a meeting when any such resolution is under consideration and if he votes his vote must be counted.

                                    DIVIDENDS

39. The directors may deduct from a dividend or other amounts payable to a person in respect of a share any amounts due from him to the Company on account of a call or otherwise in relation to a share.

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

                            CAPITALISATION OF PROFITS

40. The directors may, with the authority of an ordinary resolution of the Company, resolve that any shares allotted under regulation 110 of Table A to any member in respect of a holding by the member of any partly paid shares shall, so long as those shares remain partly paid, rank for dividends only to the extent that the partly paid shares rank for dividend. "A" Shares and "B" Shares allotted pursuant to regulation 110 of Table A shall be allotted to holders of "A" Shares and "B" Shares respectively. Regulation 110 of Table A shall be modified accordingly.

                                     NOTICES

41. Regulation 112 of Table A is modified by the deletion of the last sentence and the substitution for it of the following: "A member whose registered address is not within the United Kingdom is entitled to have notices given to him at that address".

42. A notice sent to a member (or another person entitled to receive notices under the articles) by post to an address within the United Kingdom is deemed to be given:

       (g) 24 hours after posting, if pre-paid as first class, or

       (h) 48 hours after posting, if pre-paid as second class.

       A notice sent to a member (or other person entitled to receive notices under the articles) by post to an address outside the United Kingdom is deemed to be given 72 hours after posting, if pre-paid as airmail. Proof that an envelope containing the notice was properly addressed, pre-paid and posted is conclusive evidence that the notice was given. A notice not sent by post but left at a member's registered address is deemed to have been given on the day it was left.

43. Regulation 116 of Table A is modified by the deletion of the words "within the United Kingdom".

                                    INDEMNITY

44. Subject to the provisions of the Act, but without prejudice to any indemnity to which he may otherwise be entitled, each person who is a director, alternate director or secretary of the Company must be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred:

       (i) defending proceedings (whether civil or criminal) in which judgement is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part, or

       (j) in connection with any application in which relief is granted to him by the court from liability for

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

             negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

45. The directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

       (k) a director, alternate director, secretary or auditor of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

       (l) trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested,

       indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

                            VARIATION OF CLASS RIGHTS

46. Whenever the capital of the Company is divided into different classes of shares, the special rights attached to the class of shares may be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding up, with the consent in writing of the holders of 75 per cent. of the issued shares of that class, or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class. To every such separate meeting all the provisions of the articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, save that the necessary quorum shall be two persons at least holding or representing by proxy one third in nominal amount of the issued shares of the class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present those members who are present shall be a quorum and where there is only one person holding shares of that class that sole shareholder shall be a quorum), and that the holders of the shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively.


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